Bock Communications, Inc.	Leap contacts:
Jessica Levy, Media Relations 714-292-2990 jlevy@bockpr.com	Kristin Atkins, Media Relations 858-882-9105 katkins@leapwireless.com

Jim Seines, Investor Relations 858-882-6084 jseines@leapwireless.com

Leap Announces the Listing of Its Common Stock on the
NASDAQ National Market

~ Stock to Begin Trading on June 29, 2005 Under The Ticker Symbol “LEAP;”
Market Listing Underscores Company’s Strategic Financial Focus ~

SAN DIEGO – June 24, 2005 – Leap Wireless International, Inc. [OTCBB: LEAP], a leading provider of innovative and value-driven wireless communications services, today announced that NASDAQ has approved Leap’s application to list its common stock on the NASDAQ National Market. The trading symbol for the common stock will be ”LEAP,” which is the same symbol under which the company’s stock currently trades on the over-the-counter market. Leap’s common stock will begin trading at the opening of the market on June 29, 2005.

“Listing our common stock on the NASDAQ National Market is a significant milestone for Leap,” said Doug Hutcheson, president and chief executive officer of Leap. “Trading on the NASDAQ underscores our strong commitment to improving the liquidity of our common stock and enhancing shareholder value for both current and prospective investors. We are pleased that NASDAQ has approved our application and are excited that our stock will soon begin trading on that market. We believe that the listing is a major step forward in Leap’s progress and is a testament to the hard work of the entire Leap team.”

About Leap
Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative mobile wireless services that are targeted to meet the needs of customers who are under-served by traditional communications companies. With a commitment to predictability, simplicity and value as the foundation of our business, Leap pioneered Cricket service, a simple and affordable wireless alternative to traditional landline service. Cricket service offers customers unlimited anytime minutes within the Cricket calling area over a high-quality, all-digital CDMA network. Cricket service is available to customers in 39 markets in 20 states stretching from New York to California. For more information, please visit www.leapwireless.com.

Except for the historical information contained herein, this news release contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This news release is based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to:

•	our ability to attract and retain customers in an extremely competitive marketplace;

•	our ability to attract, motivate and retain an experienced workforce;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute market expansion plans;

•	failure of network systems to perform according to expectations;

•	our ability to comply with the covenants in our senior secured credit facilities;

•	failure of the Federal Communications Commission to approve the transfers: (a) to a third party of the wireless licenses covered by the asset purchase agreement between Cricket Communications, Inc., the third party and the other parties to such agreement; and (b) to Alaska Native Broadband 1 License, LLC of the wireless licenses for which it was the winning bidder in the FCC’s Auction #58;

•	global political unrest, including the threat or occurrence of war or acts of terrorism; and

•	other factors detailed in the section entitled “Risk Factors” included in our Form 10-K for the fiscal year ended December 31, 2004 and in our Form 10-Q for the fiscal quarter ended March 31, 2005, which we expect to file shortly, and in our other SEC filings.

The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Leap and the Leap logo design are registered trademarks of Leap Wireless International, Inc. Cricket is a registered trademark of Cricket Communications, Inc. Cricket Unlimited Access, Cricket Unlimited Plus, Cricket Unlimited Classic, Jump, Travel Time, Cricket Clicks and the Cricket K are trademarks of Cricket Communications, Inc.

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